    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996

                                                       REGISTRATION NO. 333-8921
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                      ADVANCED FIBRE COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          3661                  68-0277743
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                         1445 MCDOWELL BOULEVARD NORTH
                               PETALUMA, CA 94954
                                 (707) 794-7700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ---------------------

                                  DONALD GREEN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                      ADVANCED FIBRE COMMUNICATIONS, INC.
                         1445 MCDOWELL BOULEVARD NORTH
                               PETALUMA, CA 94954
                                 (707) 794-7700
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

              SCOTT D. LESTER, ESQ.                              MARK A. BERTELSEN, ESQ.
              KEITH M. ROBERTS, ESQ.                             KENNETH M. SIEGEL, ESQ.
         BROBECK, PHLEGER & HARRISON LLP                            DAVID S. KIM, ESQ.
                    ONE MARKET                              WILSON, SONSINI, GOODRICH & ROSATI
                SPEAR STREET TOWER                               PROFESSIONAL CORPORATION
             SAN FRANCISCO, CA 94105                                650 PAGE MILL ROAD
                  (415) 442-0900                                 PALO ALTO, CA 94304-1050
                                                                      (415) 493-9300

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      ADVANCED FIBRE COMMUNICATIONS, INC.
               SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 30, 1996

    On October 15, 1996, Advanced Fibre Communications, Inc. announced financial results for the third quarter ended September 28, 1996. For the third quarter, revenues were $35,012,000, gross profit was $15,275,000, operating income was $5,526,000, net income was $3,204,000, and earnings per share were $.10. For the nine months ended September 28, 1996, revenues were $88,784,000, gross profit was $37,989,000, operating loss was $4,502,000, net income was $1,663,000, and earnings per share were $.06. Excluding a charge related to the settlement of litigation in the second quarter of 1996, net income for the nine month period would have been $6,710,000, and $.22 per share.

October 15, 1996

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PETALUMA, STATE OF CALIFORNIA ON THIS 15TH DAY OF OCTOBER, 1996.


                                       ADVANCED FIBRE COMMUNICATIONS, INC.

                                       By           /s/ DAN E. STEIMLE
                                          --------------------------------------
                                                      Dan E. Steimle
                                             VICE PRESIDENT, CHIEF FINANCIAL
                                                         OFFICER,
                                                 TREASURER AND SECRETARY


    PURSUANT   TO  THE  REQUIREMENTS  OF  THE   SECURITIES  ACT  OF  1933,  THIS
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



               SIGNATURE                                         TITLE                                    DATE
---------------------------------------  ------------------------------------------------------  ----------------------

           /s/ DONALD GREEN*
    -------------------------------      Chairman of the Board and Chief Executive Officer          October 15, 1996
             Donald Green                 (principal executive officer)

         /s/ CARL J. GRIVNER*
    -------------------------------      President, Chief Operating Officer and Director            October 15, 1996
            Carl J. Grivner

          /s/ DAN E. STEIMLE             Vice President, Chief Financial Officer, Treasurer and
    -------------------------------       Secretary (principal financial and accounting             October 15, 1996
            Dan E. Steimle                officer)

           /s/ B.J. CASSIN*
    -------------------------------      Director                                                   October 15, 1996
              B.J. Cassin

      /s/ CLIFFORD H. HIGGERSON*
    -------------------------------      Director                                                   October 15, 1996
         Clifford H. Higgerson

          /s/ BRIAN JACKMAN*
    -------------------------------      Director                                                   October 15, 1996
             Brian Jackman

            /s/ DAN RASDAL*
    -------------------------------      Director                                                   October 15, 1996
              Dan Rasdal

      *By:     /s/ DAN E. STEIMLE
      --------------------------
            Dan E. Steimle
           ATTORNEY-IN-FACT


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